UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported):  April 23, 2015

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16225 Park Ten Place, Suite 280, Houston, Texas	77084
(Address of principal executive offices)	(Zip Code)

(713) 714-6100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Approval of 2015 Stock Incentive Plan.

On April 23, 2015, the shareholders of Gulf Island Fabrication, Inc. (the “Company”) approved the 2015 Stock Incentive Plan (the “Plan”).  The purpose of the Plan is to increase stockholder value and to advance the interests of the Company and its subsidiaries by furnishing stock-based economic incentives designed to attract, retain, reward and motivate key employees, officers and directors of the Company and consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and the Company’s shareholders.

The Compensation Committee (or a subcommittee) of the Company’s Board of Directors will generally administer the Plan, and has the authority to make awards under the Plan, including setting the terms of the awards.  The Compensation Committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for proper administration of the Plan.

The types of awards that may be granted under the Plan include stock options, restricted stock, restricted stock units, stock appreciation rights and other stock-based awards.  The maximum number of shares of our common stock with respect to which awards may be granted under the Plan is 1,000,000.  Awards that may only be settled in cash shall not count against the Plan limit; however, shares awarded under the Plan that were tendered in payment of the exercise of a stock option or in payment of taxes due in connection with an incentive, as well as shares purchased on the open market with option proceeds, will not be available again for issuance or delivery under the Plan.  No individual may receive in any fiscal year awards under the Plan, whether payable in cash or shares, that relate to more than 200,000 shares of our common stock, and no outside director may receive in any fiscal year awards that relate to more than 25,000 shares.

The Plan may be amended or terminated at any time by the Board, subject to the requirement that certain amendments may not be made without shareholder approval.  In addition, no amendment may materially impair an award previously granted without the consent of the recipient.  Unless terminated sooner, no awards will be made under the Plan after April 23, 2025.

For further information regarding the Plan, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 20, 2015.  The information included herein relating to the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07          Submission of Matters to a Vote of Security Holders.

The Company held its 2015 annual meeting of shareholders (the “Annual Meeting”) on April 23, 2015 in Houston, Texas.  At the Annual Meeting, the Company’s shareholders (i) elected each of the three persons listed below to serve as a Class III director for a term expiring in 2018, (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers, (iii) ratified the appointment of the Company’s independent registered public accounting firm for the 2015 fiscal year, and (iv) approved the Company’s 2015 Stock Incentive Plan.

Of the 14,539,866 shares of the Company’s common stock outstanding as of the record date, 14,203,082 shares were represented at the Annual Meeting.  The Company’s independent inspector of elections reported the vote of shareholders as follows:

Proposal 1:          Election of three Class III directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
Jerry D. Dumas, Sr.	12,824,498	301,564	1,077,020
Kirk J. Meche	11,170,665	1,955,397	1,077,020
Michael J. Keeffe	12,833,398	292,664	1,077,020

Proposal 2:          Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,941,650	175,289	9,132	1,077,011

Proposal 3:          Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions
13,812,162	388,362	2,558

Proposal 4:          Approval of the Gulf Island Fabrication, Inc. 2015 Stock Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,262,392	2,860,409	3,271	1,077,010

Item 9.01          Financial Statements and Exhibits

(d)           Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Gulf Island Fabrication, Inc. 2015 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

By:	/s/ Kirk J. Meche
Kirk J. Meche President and Chief Executive Officer

Dated:  April 28, 2015